Exhibit 99.3

Solutia to Acquire Southwall Technologies Inc.
Creates powerhouse of world-class innovation, technology and commercial films expertise

ST. LOUIS and PALO ALTO, October 7, 2011 -- Solutia Inc. (NYSE: SOA), a market-leading performance materials and specialty chemicals company, and Southwall Technologies Inc. (NASDAQ: SWTX), a leading innovator of energy-saving films and glass products for automotive and architectural markets, today announced that they have signed a definitive agreement providing for Solutia to acquire Southwall for $13.60 per share of Southwall common stock in cash.  The transaction, which has been approved by the boards of directors of both companies, has an aggregate equity purchase price of approximately $113 million.  The acquisition will be funded by Solutia from existing cash on hand.

“This acquisition positions Solutia as the world leader in advanced sputtering technology, combining the industry’s leading commercial expertise with next-generation innovation capabilities to provide advanced film solutions to the premium window film and electronics markets,” said Jeffry N. Quinn, chairman, president and chief executive officer of Solutia Inc.  “Our growth strategy remains focused on enhancing our portfolio through synergistic bolt-on acquisitions that allow Solutia to better serve high-growth markets and support the success of our existing businesses.  This is just one component of our strategy to put our strong cash flow to work to create value for our shareholders.”

The acquisition will secure Solutia’s access to Southwall’s proprietary XIR® technology, a key base material for the Company’s high-growth V-Kool® premium aftermarket window films.  In addition, the acquisition adds state-of-the-art manufacturing capacity and proprietary capabilities to support the fast-growing demand for high-tech films for the electronics market and positions Solutia to provide a broader range of product solutions. This includes a new product offering in which transparent film is encapsulated between Saflex® polyvinyl butyral interlayers to form a protective barrier in laminated glass against the harmful effects of the sun.

 “We look forward to realizing the potential of Southwall’s portfolio of energy efficiency solutions as we combine our innovation in sputtering technology with Solutia’s commercial and market expertise,” said Dennis Capovilla, president and chief executive officer of Southwall Technologies Inc.  “Together we will focus on the delivery of next-generation films to our customers that achieve unmatched levels of solar performance and optical clarity.”

Under the terms of the agreement, it is anticipated that a subsidiary of Solutia will commence a tender offer for all of the outstanding shares of Southwall common stock no later than October 25, 2011.  Southwall stockholders will receive $13.60 per share in cash for all outstanding shares of Southwall common stock tendered in the offer and accepted for payment by Solutia, representing a 45% premium to the closing price per share of Southwall common stock on October 6, 2011.  The closing of the tender offer is subject to customary terms and conditions, including the tender of a majority of the outstanding shares of Southwall and the receipt of regulatory approvals.  Following the successful completion of the tender offer and following the receipt of stockholder approval, if necessary, the agreement provides for Southwall to merge with a subsidiary of Solutia and become a wholly-owned subsidiary of Solutia, with all shares of Southwall common stock then outstanding being converted into the right to receive the offer price in cash.

The tender offer is expected to be completed in the fourth quarter of 2011.  Certain funds affiliated with Needham Funds, together with Dolphin Direct Equity Partners, L.P., which collectively hold shares of Southwall common stock and convertible preferred stock equal to approximately 63% of the outstanding shares of Southwall common stock on an as-converted basis, have entered into tender and support agreements with Solutia pursuant to which they have agreed to support the transaction and tender their shares in the offer.

Moelis & Company LLC and Kirkland & Ellis LLP acted as advisors to Solutia on this transaction.  Needham & Company, LLC, Seven Hills Group LLC and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP acted as advisors to Southwall on this transaction.

In an effort to enhance communications, Solutia has created a supplemental video available on its website and YouTube channel that focuses on this announcement.

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Notes to Editor:  SOLUTIA and the Radiance Logo™ and all other trademarks listed below are trademarks of Solutia Inc. and/or its affiliates.  SOUTHWALL and XIR are registered trademarks of Southwall Technologies Inc.

Forward Looking Statements
This press release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “may,” “will,” “intends,” “plans,” “estimates” or “anticipates,” or other comparable terminology, or by discussions of strategy, plans or intentions.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements regarding the proposed business combination and similar transactions; prospective performance and opportunities of the companies and the outlook for the companies’ businesses; the development and delivery of new products; the anticipated timing and success in obtaining filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and any assumptions underlying any of the foregoing.  These statements are based on management’s current expectations and assumptions about the industries in which Solutia operates.  Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those risks and uncertainties described in Solutia’s most recent Annual Report on Form 10-K, including under “Cautionary Statement About Forward Looking Statements” and “Risk Factors”, and Solutia’s quarterly reports on Form 10-Q and those risks and uncertainties described in Southwall’s most recent Annual Report on Form 10-K, including under “Cautionary Statement For the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995” and “Risk Factors”, and Southwall’s quarterly reports on Form 10-Q.  These reports can be accessed through the “Investors” section of Solutia’s website at www.solutia.com and the “Investor Relations” section of Southwall’s website at www.southwall.com, respectively.  Additional risks and uncertainties relating to the proposed business combination include, without limitation, uncertainties as to the timing of the tender offer and merger; uncertainties as to how many Southwall stockholders will tender their shares in the tender offer; the possibility that closing conditions to the transaction may not be satisfied or waived, including that required regulatory approvals may not be obtained in a timely manner, if at all; and the possibility that anticipated benefits of the transaction, including synergies, may not be realized.  Solutia and Southwall disclaim any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence except as required by law.

About Solutia Inc.
Solutia is a market-leading performance materials and specialty chemicals company. The company focuses on providing solutions for a better life through a range of products, including: Saflex® polyvinyl butyral interlayers for glass lamination and for photovoltaic module encapsulation and VISTASOLAR® ethylene vinyl acetate films for photovoltaic module encapsulation;  LLumar®, Vista™, EnerLogic™, FormulaOne®, Gila®, V-KOOL®, Hüper Optik®, IQue™, Sun-X® and Nanolux™ aftermarket performance films for automotive and architectural applications; Flexvue™ advanced film component solutions for solar and electronic technologies; and technical specialties products including Crystex® insoluble sulfur, Santoflex® PPD antidegradants, Therminol® heat transfer fluids and Skydrol® aviation hydraulic fluids. Solutia’s businesses are world leaders in each of their market segments. With its headquarters in St. Louis, Missouri, USA, the company operates globally with approximately 3,300 employees in more than 50 worldwide locations. More information is available at www.solutia.com.

About Southwall Technologies Inc.
Southwall Technologies is the leading innovator of energy-saving films and glass products that dramatically improve the energy efficiency of buildings, homes and cars. Southwall is an ISO 9001/14001-certified manufacturer with customers in over 25 countries around the world.

Notice to Investors
The tender offer described in this press release has not yet commenced, and this press release is neither an offer to purchase nor a solicitation of an offer to sell securities.  The offer to buy shares of Southwall common stock will be made pursuant to an offer to purchase and related materials that Solutia intends to file with the Securities and Exchange Commission (SEC).  At the time the tender offer is commenced, Solutia will cause a new wholly owned subsidiary, Backbone Acquisition Sub, Inc., to file a tender offer statement on Schedule TO with the SEC.  Investors and security holders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by Southwall with the SEC, because they will contain important information.  These materials will be sent free of charge to all stockholders of Southwall when available.  In addition, these documents (and all other materials filed by Southwall or Solutia with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.  A copy of the tender offer statement and certain other related tender offer documents (once they become available) may be obtained free of charge at www.solutia.com.  A copy of the tender offer statement, the solicitation/recommendation statement and other related tender offer documents (once they become available) may be obtained free of charge at www.southwall.com.

Additional Information about the Merger and Where to Find It
In the event that the proposed merger requires a vote of the stockholders of Southwall, Southwall will file a proxy statement and other relevant materials with the SEC pursuant to the terms of the definitive merger agreement by and among Solutia, Backbone Acquisition Sub, Inc. and Southwall.  These documents (and all other materials filed by Southwall or Solutia with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.  A copy of the proxy statement (once it becomes available) may be obtained free of charge at www.southwall.com.  Investors and security holders are urged to read the proxy statement and the other relevant materials when and if they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

Southwall and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies of Southwall stockholders in connection with the proposed merger.  Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Southwall’s executive officers and directors by reading Southwall’s proxy statement for its 2011 annual meeting of stockholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2010.  Additional information about the interests of potential participants will be included in the proxy statement and other relevant materials which may be filed with the SEC in connection with the proposed merger when and if they become available.

Source: Solutia Inc.
St. Louis and Palo Alto
10/7/11